EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Beckman Coulter, Inc. of our report dated June 19, 2009, appearing in the Annual Report on Form 11-K of the Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2008.

/s/Crowe Horwath LLP

Oak Brook, Illinois

May 11, 2010